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                                                                    EXHIBIT 99.2

                                 RISK FACTORS

THERE ARE RISKS RELATING TO THE ISSUER'S DISCONTINUATION AND SALE OF ITS CONSUMER SOFTWARE BUSINESS.

     In May 1999, the Issuer acquired The Learning Company, Inc. ("Learning Company") through a stock-for-stock merger. Learning Company was a developer and seller of consumer software products for personal computers. Subsequent to the merger, Learning Company was combined with the Issuer's existing software business. During 1999 and the first quarter of 2000, Learning Company incurred substantial operating losses. On March 31, 2000, the Issuer's board of directors resolved to sell its consumer software business which is comprised primarily of the assets of Learning Company. The Issuer does not intend, however, to include control of any of its non-Learning Company brands in any such sale. As a result of the decision to sell its consumer software business, the Issuer is reporting its consumer software business as a "discontinued operation" for U.S. accounting purposes as of March 31, 2000, and the Issuer's consolidated financial statements have been reclassified to segregate the net investment in and operating results of the consumer software business. The Issuer expects to record a net gain for accounting purposes in connection with the proposed sale of its consumer software business.

     The Issuer has engaged a financial advisory firm to sell its consumer software business. The Issuer's inability to complete the timely sale of its consumer software business may expose the Issuer to further material operating losses and restructuring charges related to that business. There can be no assurance that the Issuer will be able to consummate the sale, or that such sale can be consummated at a favorable price. In addition, if the proposed sale is consummated, the Issuer may retain liabilities associated with Learning Company's prior operations, including employee severance benefits and indemnification obligations customarily contained in sale agreements.

     The description of the Issuer's business contained herein does not include a description of its consumer software business which the Issuer is reporting as a discontinued operation for U.S. accounting purposes.

CHANGES IN THE ISSUER'S CREDIT RATING OR THE CREDIT MARKETS COULD INCREASE THE COST OF SATISFYING ITS LONG-TERM CAPITAL NEEDS.

     The Issuer expects to satisfy its future long-term capital needs in part through a new bank credit facility, the issuance of long-term debt securities and the Notes. The Issuer repaid U.S.$100 million of its outstanding debt securities at maturity in May 2000, and in November 2000, the Issuer will be required to pay back an additional U.S.$200 million of its maturing convertible long-term debt securities. The Issuer presently intends to enter into a new U.S.$200 million bank credit facility to replace the debt securities maturing in November 2000. The interest rate, selling price, initial offering discount or any premium offered by its bank credit agreement or its debt securities will be based on a number of factors, including:

        1. the Issuer's ratings with major credit rating agencies;

        2. the prevailing interest rates being paid by other companies similar to the Issuer; and

        3. the overall condition of the financial and credit markets at the time of the initial distribution of the debt securities.

     The condition of the credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could make it difficult for the Issuer to sell debt securities or require it to offer higher interest rates in order to sell new debt securities. In May 2000, the Issuer, like several other issuers, postponed a proposed issuance of U.S.$300 million of medium-term notes due to poor market conditions in the United States.

     In addition, credit rating agencies continually revise their ratings for the companies that they follow, such as the Issuer. The credit rating agencies also evaluate the consumer products or family entertainment industry as

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a whole and may change their credit rating for the Issuer based on their overall view of its industry. Recently, the Issuer's credit rating was reduced by several credit rating agencies and no assurances can be given that its credit rating will not continue to be reduced. A negative change in the Issuer's rating could make it more difficult for the Issuer to sell its debt securities and obtain bank financing, and could require the Issuer to offer higher interest rates. If the Issuer is required to offer higher interest rates in order to sell its new debt securities or obtain bank financing, the increased interest costs could have an adverse effect on its financial condition and results of operations.

IN RESPONSE TO INDUSTRY TRENDS, THE ISSUER IS IMPLEMENTING A BUSINESS STRATEGY EMPHASIZING INITIATIVES SUCH AS PRODUCTS INCORPORATING INTERACTIVE FEATURES, OTHER HIGH TECHNOLOGY PRODUCTS AND THE USE OF MARKETING AND SALES OVER THE INTERNET.

     The Issuer has developed a business strategy to adapt to several trends that in recent years have combined to change the toy business. These trends include the increasing use of high technology; the advent of the Internet; the mass popularity of video games and hand-held electronic games; and the phenomenon of children outgrowing toys at younger ages, particularly in favor of interactive and high technology products.

     In response to these changes, the Issuer has increased its development of toys which incorporate technology and interactive features and combined its traditional brands with new play platforms. There can be no assurance that this strategy will help the Issuer to increase or maintain its sales or earnings in the future, or that its investments in these initiatives will be profitable.

CONSUMER PREFERENCES ARE DIFFICULT TO PREDICT AND THE INTRODUCTION OF NEW PRODUCTS IS CRITICAL IN THE ISSUER'S INDUSTRY.

     The Issuer's business and operating results depend largely upon the appeal of its toy products. The Issuer's continued success in the toy industry will depend on its ability to redesign, restyle and extend its existing core products and product lines and to develop, introduce and gain customer acceptance of new products and product lines. However, consumer preferences in this industry are continuously changing and are difficult to predict. Individual products typically have short life cycles. There can be no assurance that:

        1. any of the Issuer's current products or product lines will continue to be popular for any significant period of time;

        2. any new products and product lines introduced by the Issuer will achieve an adequate degree of market acceptance; or

        3. any new products' life cycles will be sufficient to permit the Issuer to recover development, manufacturing, marketing and other costs of the products.

     A decline in the popularity of the Issuer's existing products and product lines or the failure of new products and product lines to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on the Issuer's business, financial condition and results of operations.

THE ISSUER'S BUSINESS IS DEPENDENT ON ITS TWO LARGEST CUSTOMERS, WHICH TOGETHER ACCOUNTED FOR APPROXIMATELY 36% OF THE ISSUER'S NET SALES IN FISCAL 1999.

     A small number of the Issuer's customers account for a large share of its net sales. For the year ended December 31, 1999, the Issuer's two largest customers, Wal-Mart and Toys R Us, in the aggregate accounted for

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approximately 36% of net sales (excluding its consumer software business), and the Issuer's ten largest customers in the aggregate accounted for approximately 57% of net sales (excluding its consumer software business). If some of these customers were to cease doing business with the Issuer, or to significantly reduce the amount of their purchases from the Issuer, it could have a material adverse effect on the Issuer's business, financial condition and results of operations.

THE TOY BUSINESS IS SEASONAL AND THEREFORE THE ISSUER'S ANNUAL OPERATING RESULTS WILL DEPEND, IN LARGE PART, ON ITS SALES DURING THE RELATIVELY BRIEF HOLIDAY SEASON.

     Sales of toy products at retail are seasonal, with a majority of retail sales occurring during the period from September through December. This seasonality is increasing as large toy retailers become more efficient in their control of inventory levels through just-in-time inventory management systems. As a result, the Issuer's annual operating results will depend, in large part, on its sales during the relatively brief holiday season. This seasonal pattern requires significant use of working capital mainly to manufacture inventory during the year, prior to the holiday season, and requires accurate forecasting of demand for products during the holiday season. Failure to accurately predict and respond to consumer demand may have a material adverse effect on the Issuer's business, financial condition and results of operations.

THE ISSUER'S SALES AND MANUFACTURING OPERATIONS OUTSIDE THE UNITED STATES SUBJECTS THE ISSUER TO RISKS NORMALLY ASSOCIATED WITH INTERNATIONAL OPERATIONS.

     The Issuer owns and operates manufacturing facilities and utilizes third-party manufacturers principally in China, Indonesia, Malaysia and Mexico. Such sales and manufacturing operations are subject to the risks normally associated with international operations, including:

   .  currency conversion risks and currency fluctuations;

   .  limitations, including taxes, on the repatriation of earnings;

   .  political instability, civil unrest and economic instability;

   . greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

   .  greater difficulty and expense in conducting business abroad;

   . complications in complying with foreign laws and changes in governmental policies;

   .  transportation delays and interruptions; and

   .  the imposition of tariffs.

     These risks could negatively impact the Issuer's international sales and manufacturing operations, which could have a material adverse effect on its business, financial condition and results of operations.

     All foreign countries in which the Issuer's products are manufactured currently enjoy "normal trade relations" ("NTR") status under United States tariff laws, which provides a favorable category of United States import duties. As a result of continuing concerns in the U.S. Congress regarding China's human rights policies, and disputes regarding Chinese trade policies, there has been, and may be in the future, opposition to the annual extension of NTR status for China. In May 2000, a bill to make China's NTR status permanent was passed by the House of Representatives and has been placed on the Senate Legislative Calendar. If the legislation is enacted and if China accedes to the World Trade Organization as anticipated, this annual threat to the renewal of China's NTR status would be removed. If the bill is not enacted and if China were to lose NTR status through a subsequent annual review, the import duty on toys manufactured in China and imported into the United States would increase substantially resulting in an increase in costs. Such increases in import duties and costs could have a material adverse effect on the Issuer's business, financial condition and results of operations.

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THE ISSUER IS DEPENDENT ON ITS INTELLECTUAL PROPERTY RIGHTS AND NO ASSURANCES
CAN BE GIVEN THAT THE ISSUER WILL BE ABLE TO SUCCESSFULLY PROTECT SUCH RIGHTS.

     The Issuer relies on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect its rights to valuable intellectual property related to its brands. The Issuer also relies on license and other agreements to establish ownership rights and to maintain confidentiality. No assurances can be given that such intellectual property rights can be successfully asserted in the future or will not be invalidated, circumvented or challenged. Technological developments and the Internet may create new risks to the Issuer's ability to protect its intellectual property. In addition, laws of certain foreign countries in which its products may be sold do not protect intellectual property rights to the same extent as the laws of the United States. The failure to protect the Issuer's proprietary information and any successful intellectual property challenges or infringement proceedings against the Issuer could have a material adverse effect on the Issuer's business, financial condition and results of operations.

THE ISSUER'S BUSINESS MAY SUFFER DUE TO LOSSES OF KEY EMPLOYEES OR IF IT FAILS TO ATTRACT AND RETAIN ADDITIONAL EMPLOYEES.

     Recently, there has been substantial turnover in the Issuer's senior management. On May 17, 2000, the Issuer announced that its board of directors had elected Robert A. Eckert as Chairman and Chief Executive Officer. The Issuer's future success will depend to a significant extent on Mr. Eckert's successful leadership and the continued service of its remaining senior management and other key employees and the hiring of new qualified employees. In general, competition for highly-skilled business, product development, technical and other personnel is becoming more intense due to lower overall unemployment rates and competition with other companies. This situation makes it difficult for the Issuer to retain and attract senior management and other key employees to all portions of its business. Accordingly, the Issuer expects to experience increased compensation costs that may not be offset through either improved productivity or higher prices.

     No assurances can be given that the Issuer will be successful in continuously recruiting new personnel and in retaining existing personnel. The loss of key employees or the Issuer's inability to attract additional qualified employees could have a material adverse effect on the Issuer's business, financial condition and results of operations.

THE ISSUER IS INVOLVED IN SEVERAL LITIGATION MATTERS IN WHICH THE OUTCOME IS UNCERTAIN AND COULD ENTAIL SIGNIFICANT EXPENSE.

     As described under "Description of the Issuer--Litigation," the Issuer is currently involved in a number of litigation matters including a number of purported securities class action claims stemming from the merger with Learning Company and the performance of the Learning Company division in the second half of 1999. The pending litigation against the Issuer and its directors, regardless of the outcome, may result in substantial costs and expenses and significantly divert the attention of its management. There can be no assurance that the Issuer will be able to achieve a favorable settlement of the pending litigation or obtain a favorable resolution of such litigation if it is not settled. An unfavorable resolution of the pending litigation could have a material adverse effect on the Issuer's business, financial condition and results of operations.